As filed with the Securities and Exchange Commission on May 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPAC MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	94-3109238 (I.R.S. Employer Identification Number)

100 West Evelyn Avenue, Mountain View, California 94041

(650) 623-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph K. Jachinowski

President and Chief Executive Officer

IMPAC Medical Systems, Inc.

100 West Evelyn Avenue

Mountain View, California 94041

(650) 623-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Talkington Brett E. Cooper John M. Beer Emmeline Lee Graham Orrick, Herrington & Sutcliffe LLP 400 Sansome Street San Francisco, California 94111-3143 (415) 392-1122	Jeffrey D. Saper Jack Helfand Larry Kane Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-104739)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	252,681	$19.00	$4,800,939	$389

(1)	Includes 32,958 shares for which the underwriters have the option to purchase to cover over allotments, if any.

INCORPORATION BY REFERENCE OF

REGISTRATION STATEMENT ON FORM S-1

(FILE NO. 333-104739)

IMPAC Medical Systems, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-104739) declared effective on May 12, 2003 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission as exhibits thereto.

The Company certifies to the Commission that it has instructed its bank to pay to the Commission the filing fee of $389 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on May 14, 2003; that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on May 14, 2003.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered.

23.1	Consent of Independent Accountants.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California on May 13, 2003.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ JOSEPH K. JACHINOWSKI
Joseph K. Jachinowski President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOSEPH K. JACHINOWSKI Joseph K. Jachinowski	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 13, 2003

* Kendra A. Borrego	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2003

* James P. Hoey	Director, Executive Vice President Chief Operations Officer	May 13, 2003

* David A. Auerbach	Director, Executive Vice President and Treasurer	May 13, 2003

* Gregory M. Avis	Director	May 13, 2003

* Robert J. Becker, M.D.	Director	May 13, 2003

* Christopher M. Rose, M.D.	Director	May 13, 2003

* Gregory T. Schiffman	Director	May 13, 2003

*By /S/ JOSEPH K. JACHINOWSKI Joseph K. Jachinowski Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are filed as part of this Form S-1 Registration Statement.

Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered.

23.1	Consent of Independent Accountants.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).